JPMORGAN CAPITAL GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/24/04	Amphenol Corp.

Shares            Price         Amount
87,100	         $60.00 	$5,226,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.10       N/A          1.09%	            1.49%

Broker
Citigroup Global Markets

Underwriters of Amphenol Corp.

Underwriters     	                  Shares

Morgan Stanley & Co. In.		1,548,000
Citigroup Global Markets Inc.    	1,548,000
UBS Securities LLC   			1,548,000
Lehman Brothers Inc.    		  774,000
Merrill Lynch & Co., Inc.		  774,000
RBC Capital Markets Corporation   	  774,000
Deutsche Bank Securities Inc.    	  258,000
J.P. Morgan Securities Inc.   		  258,000
Thomas Weisel Partners LLC   		  258,000
Cazenove & Co. Limited   		  100,000
Tri-Artisan Partners LLC   		  100,000
Stifel, Nicolaus & Company, Inc.	   60,000
---------------------------------------------------
Total                                   8,000,000
===================================================



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/24/04	Kinetic Concepts, Inc.

Shares            Price         Amount
314,400 	  $30.00  	$9,432,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.80       N/A 	 1.75%	           2.50%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Kinetic Concepts, Inc.

Underwriters                            Shares
Merrill Lynch & Co., Inc.		5,220,000
J.P. Morgan Securities Inc.   		4,350,000
Credit Suisse First Boston LLC   	1,740,000
Goldman, Sachs & Co.   			1,740,000
Citigroup Global Markets Inc.   	1,087,500
Deutsche Bank Securities Inc.   	1,087,500
Piper Jaffray & Co.   			1,087,500
SG Cowen Securities Corporation   	1,087,500
Scotia Capital (USA) Inc.   		  200,000
Wachovia Capital Markets, LLC   	  200,000
Wells Fargo Securities, LLC   		  200,000
---------------------------------------------------
Total                                  18,000,000
===================================================

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/19/04	XTO Energy, Inc.

Shares            Price         Amount
44,500	 	  $25.23  	$1,123,997

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.82       N/A 	 0.22%	           0.28%

Broker
Lehman Brothers, Inc.

Underwriters of XTO Energy, Inc.

Underwriters                            Shares
Lehman Brothers Inc.			6,432,500
Morgan Stanley & Co. Incorporated	5,395,000
Banc of America Securities LLC		1,296,875
Deutsche Bank Securities Inc.		1,296,875
J.P. Morgan Securities Inc.		1,296,875
UBS Securities LLC			1,296,875
A.G. Edwards & Sons, Inc.		  415,000
Friedman, Billings, Ramsey & Co., Inc.	  415,000
Hibernia Southcoast Capital, Inc.	  415,000
KeyBanc Capital Markets, a
  Division of McDonald Investments Inc.	  415,000
Morgan Keegan & Company, Inc.		  415,000
Petrie Parkman & Co., Inc.		  415,000
Raymond James & Associates, Inc.	  415,000
RBC Capital Markets Corporation		  415,000
Simmons & Company International		  415,000
---------------------------------------------------
Total                                  20,750,000
===================================================